      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2003.
                                                       REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            TUFCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                                   P.O. BOX 23500                              39-1723477
        DELAWARE                             GREEN BAY, WISCONSIN 54305                     (I.R.S. Employer
(State of Incorporation)        (Address of principal executive offices) (Zip Code)        Identification No.)

                            TUFCO TECHNOLOGIES, INC.
                      2003 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Michael B. Wheeler
                             Chief Financial Officer
                                 P. O. Box 23500
                           Green Bay, Wisconsin 54305
                                 (920) 338-2741
(Name, address, and telephone number, including area code, of agent for service)

                                 With a Copy to:

                                Carl A. de Brito
                                   Dechert LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 698-3543

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- --------------------- -------------------------- ----------------------
         Title Of                                      Proposed                Proposed
        Securities                 Amount              Maximum                  Maximum                 Amount Of
           To Be                   To Be               Offering                Aggregate              Registration
        Registered               Registered      Price Per Share(1)        Offering Price(1)               Fee
---------------------------- ------------------- --------------------- -------------------------- ----------------------
Common Stock of Tufco
Technologies, Inc., par
value $.01 per share to be
issued under the Plan          300,000 shares          $6.90 (1)             $2,070,000 (1)               $167.46
---------------------------- ------------------- --------------------- -------------------------- ----------------------

(1) The registration fee for the shares of Common Stock to be issued pursuant to options reserved but not yet granted under the Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan (the "Plan") was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $6.90 per share, the average high and low prices of Common Stock par value $0.01 per share ("Common Stock") of the Registrant as reported on the Nasdaq National Market on May 8, 2003. Pursuant to Rule 416(a), this registration statement (the "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of Tufco Technologies, Inc. (the "Registrant") and the Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan (the "Plan"), filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

                  (a) the Registrant's annual report for the fiscal year ended September 30, 2002, filed on Form 10-K on December 30, 2002;

                  (b) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2002 filed on February 14, 2003, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 2002;

                  (c) the description of the Registrant's Common Stock contained in the registration statement on Form 8-A, filed on December 16, 1992, including any amendment or report filed for the purpose of updating such description;

                  (d) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document, which is incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Sixth of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Bylaws provide for the indemnification of directors, officers and other authorized representatives of the Registrant to the maximum extent permitted by the DGCL. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  The Registrant's Bylaws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.

                  The Registrant has entered into certain indemnification agreements with each of its directors (the "Indemnification Agreements"), which were ratified by the Registrant's stockholders. Each Indemnification Agreement provides that the Registrant indemnify the indemnitee to the fullest extent permitted under applicable law against all expenses and liabilities incurred in connection with any threatened, pending or completed legal action or proceeding resulting from the indemnitee's status as a director, officer, agent or employee of the Registrant or its subsidiaries. No amounts will be paid to the extent that such expenses are covered by directors' and officers' liability insurance purchased by the Registrant. Additionally, no amounts may be paid on account of conduct by the indemnitee as to which it is established by a judgment or other final adjudication adverse to the indemnitee (i) that the indemnitee acted in bad faith and in a manner he did not reasonably believe to be in or not opposed to the best interests of the Registrant and (ii) with respect to any criminal proceedings, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

                  Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant as disclosed above, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  Reference is made to the Exhibit Index, which appears on page 7 of this Registration Statement, and is incorporated herein by reference as a detailed list of the exhibits filed as a part hereof.

ITEM 9. UNDERTAKINGS.

         Undertakings required by Item 512(a) of Regulation S-K:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Undertakings required by Item 512(b) of Regulation S-K:

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Undertakings required by Item 512(h) of Regulation S-K:

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Green Bay, State of Wisconsin, on this 13th day of May, 2003.

                                       TUFCO TECHNOLOGIES, INC.



                                       By: /s/  Louis LeCalsey, III
                                           -------------------------------
                                           Louis LeCalsey, III
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. Wheeler his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that he, or his agent or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.


/s/  Louis LeCalsey, III                                                              May 13, 2003
----------------------------------------------------                                  ------------------------------
Louis LeCalsey, III                                  President, Chief Executive       Date
                                                     Officer and Director
                                                     (Principal Executive Officer)

/s/  Robert J. Simon                                                                  May 13, 2003
----------------------------------------------------                                  ------------------------------
Robert J. Simon                                      Chairman of the Board            Date


/s/  Michael B. Wheeler                                                               May 13, 2003
----------------------------------------------------                                  ------------------------------
Michael B. Wheeler                                   Vice President, Chief            Date
                                                     Financial Officer and Director
                                                     (Principal Financial Officer),
                                                     Chief Accounting Officer

/s/  Samuel J. Bero                                                                   May 13, 2003
----------------------------------------------------                                  ------------------------------
Samuel J. Bero                                       Director                         Date

/s/  C. Hamilton Davison, Jr.                                                         May 13, 2003
----------------------------------------------------                                  ------------------------------
C. Hamilton Davison, Jr.                             Director                         Date

/s/  William J. Malooly                                                               May 13, 2003
----------------------------------------------------                                  ------------------------------
William J. Malooly                                   Director                         Date

/s/  Seymour S. Preston, III                                                          May 13, 2003
----------------------------------------------------                                  ------------------------------
Seymour S. Preston, III                              Director                         Date

                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                          DESCRIPTION
        -------                         -----------

         4.1      Registrant's Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant's Statement on Form S-1 filed with the Commission on November 23, 1993 (Registration No. 33-55828) as most recently amended).

         4.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-1 filed with the Commission on December 16, 1992 (Registration
                  No. 33-55828) as most recently amended).

         5.1      Opinion of Dechert LLP (counsel to the Registrant).

         23.1     Consent of Deloitte & Touche LLP.

         24.1     Power of Attorney (included on signature page).